Exhibit 1.1

EXECUTION VERSION

CSX TRANSPORTATION, INC.

$380,821,000 6.251% Secured Equipment Notes Due 2023

Fully and Unconditionally Guaranteed by CSX Corporation

UNDERWRITING AGREEMENT

Dated: December 10, 2007

CSX TRANSPORTATION, INC.

$380,821,000 6.251% Secured Equipment Notes Due 2023

Fully and Unconditionally Guaranteed by CSX Corporation

UNDERWRITING AGREEMENT

December 10, 2007

Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
As Representatives of the Underwriters

c/o Citigroup Global Markets Inc.
      388 Greenwich Street
      New York, N.Y. 10013

      Morgan Stanley & Co. Incorporated
      1585 Broadway
      New York, N.Y. 10036

Ladies and Gentlemen:

CSX TRANSPORTATION, INC., a Virginia corporation (the “Company”), proposes to issue and sell to the parties named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $380,821,000 principal amount of its 6.251% Secured Equipment Notes due 2023 (the “Notes”).  The Notes are to be issued under an indenture (the “Base Indenture”) dated as of December 13, 2007, between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), as supplemented and amended by the First Supplemental Indenture (the “Supplemental Indenture”) dated as of December 13, 2007 among the Company, CSX Corporation, a Virginia corporation, as guarantor (the “Guarantor”) and the Trustee (the Base Indenture, as supplemented by the Supplemental Indenture, being herein referred to as the “Indenture”).  The Notes will be secured by a security interest in certain equipment (as described in the Indenture) and will be fully, irrevocably and unconditionally guaranteed (the “Guarantee”) as to payment of principal, premium, if any, and interest, if any, on an unsecured and unsubordinated basis by the Guarantor.  The Notes and the Guarantee are collectively referred to herein as the “Securities.”

The Guarantor has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3ASR (Registration No. 333-140732) for the registration of debt securities, trust preferred securities (and related guarantee and agreement as to expenses and liabilities), common stock, preferred stock, depositary shares and securities warrants, under the Securities Act of 1933, as amended (the “Securities Act”).  On December 10, 2007, the Company and the Guarantor filed with the Commission Post-Effective Amendment No. 1 to the Registration Statement, including the related Base Prospectus, which Post-Effective Amendment No. 1 became effective upon filing under Rule 462(e) and 462(f) under the Securities Act.  Such amended Registration Statement covers the registration of the Securities (including the Guarantee) under the Securities Act.  Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act (as  defined in Section 1(b) hereof) after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.  Each of the Company and the Guarantor hereby confirms that it has authorized the use of the Base Prospectus, any Preliminary Prospectus and the Final Prospectus, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Underwriters.  Certain terms used herein are defined in Section 18 hereof.

1.  Representations and Warranties.  The Company and the Guarantor jointly and severally represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.  Any reference to persons acting on behalf of the Company or the Guarantor, as applicable, does not include any of the Underwriters, with respect to whom the Company and the Guarantor make no representation.

(a)    The Guarantor and, by relying on the Guarantee, the Company, meet the requirements for use of Form S-3ASR under the Securities Act and have prepared and filed with the Commission an automatic shelf registration statement as defined in Rule 405, on Form S-3ASR, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, has become effective.  The Company and the Guarantor may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been electronically furnished to you.  The Company and the Guarantor will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b).  As filed, such final prospectus supplement shall contain all information required by the Securities Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company and the Guarantor have advised you, prior to the Applicable Time, will be included or made therein.  The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b)    On the Effective Date, the Registration Statement did, and the Final Prospectus (and any supplement thereto), as of its date and on the Closing Date (as defined in Section 3 hereof), will, comply in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Trust Indenture Act of 1939, as amended (the “TIA”), and the rules and regulations of the Commission promulgated thereunder.  On the Effective Date, the Registration Statement did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  On the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the TIA and the rules thereunder.  On the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantor make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the TIA of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 7 hereof.

(c)    As of the Applicable Time, (i) the Disclosure Package and (ii) each electronic roadshow when taken together as a whole with the Disclosure Package, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

(d)    (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or the Guarantor or any person acting on the Company’s or the Guarantor’s behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Applicable  Time (with such date being used as the determination date for purposes of this clause (iv)), the Guarantor was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.  The Company and the Guarantor jointly and severally agree to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e)    (i) At the earliest time after the filing of the Registration Statement that the Company, the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), neither the Company nor the Guarantor was and is an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company or the Guarantor be considered an Ineligible Issuer.

(f)    Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 4(I)(c) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

(g)    Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, except as may otherwise be stated therein or contemplated thereby, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(h)    Neither the Company nor the Guarantor has taken and the Company and the Guarantor will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities (other than any stabilization done by the Underwriters, as to which the Company and the Guarantor make no representation).

(i)    Neither the Company nor the Guarantor is an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), without taking account of any exemption arising out of the number of holders of the Company’s or the Guarantor’s securities.

(j)    The information, if any, provided by the Guarantor pursuant to Section 4(I)(g) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)    The Company is a “railroad” within the meaning of Section 101(a)(4) of the U.S. Bankruptcy Code.

(l)    This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

(m)    Each of the Base Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Company; each of the Base Indenture and the Supplemental Indenture (assuming that the Base Indenture and the Supplemental Indenture have been duly authorized, executed and delivered by the Trustee) constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Notes have been duly authorized, executed, issued and delivered by the Company; the Notes, when authenticated in the manner provided in the Indenture, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Notes conform to the description thereof contained in the Disclosure Package and the Final Prospectus.

(n)    The Supplemental Indenture has been duly authorized, executed and delivered by the Guarantor; the Indenture (assuming that the Base Indenture and the Supplemental Indenture have been duly authorized, executed and delivered by the Trustee) constitutes a valid and legally binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Guarantee has been duly authorized, executed, issued and delivered by the Guarantor; the Guarantee constitutes a valid and legally binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Guarantee conforms to the description thereof contained in the Disclosure Package and the Final Prospectus.

(o)    No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated herein, except for (i) a filing of any Preliminary Prospectus and the Final Prospectus under Rule 424(b) of the Securities Act and such as may be required under state securities laws; (ii) filings or recordings of the Indenture (including any memoranda thereof) with the Surface Transportation Board and the Office of the Registrar General of Canada (pursuant to Section 105 of the Canada Transportation Act) and under the Uniform Commercial Code as in effect in the Commonwealth of Virginia, which filings or recordings shall have been made or duly presented for filing on or prior to the Closing Date.

(p)    The execution, delivery and performance of this Agreement and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company, the Guarantor or any Significant Subsidiary (as defined below) of the Company or the Guarantor or any of their properties or any agreement or instrument to which the Company, the Guarantor or any Significant Subsidiary of the Company or the Guarantor is a party or by which the Company, the Guarantor or any Significant Subsidiary of the Company or the Guarantor is bound or to which any of the properties of the Company, the Guarantor or any Significant Subsidiary of the Company or the Guarantor is subject, or the charter, by-laws or operating agreement, as the case may be, of the Company, the Guarantor or any Significant Subsidiary of the Company or the Guarantor.

(q)    The Company owns all of the legal and beneficial interest, right and title to and in all of the Indenture Estate (as defined in the Indenture), free and clear of any lien, encumbrance, security interest or any other claim of any third party, other than the liens created by or permitted under such Indenture.

(r)    On the Closing Date, the Indenture shall create valid and perfected security interests in favor of the Trustee for the benefit of the holders of the Securities issued under such Indenture in all right, title and interest of the Company in the Indenture Estate (as defined in such Indenture).

(s)    The Trustee will be entitled to the benefits of Section 1168 of the United States Bankruptcy Code with respect to the equipment forming part of the Indenture Estate (as defined in the Indenture);

2.  Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Guarantor jointly and severally agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Guarantor, at a purchase price of 99.35% of the principal amount thereof, the principal amount of the Securities, plus accrued interest, if any, from December 13, 2007, set forth opposite such Underwriter’s name in Schedule II hereto.

3.  Delivery and Payment.  Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on December 13, 2007, or such later date (not later than seven full Business Days thereafter) as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the Underwriters against payment by the Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer of Federal funds or other immediately available funds or in such other manner of payment as may be agreed by the Company and the Representatives.

Delivery of any Securities to be issued in definitive certificated form shall be made on the Closing Date at such location, and in such names and denominations, as the Representatives shall designate at least one Business Day in advance of the Closing Date.  The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the Business Day prior to the Closing Date.  The closing for the purchase and sale of the Notes shall occur at the office of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 (“Counsel for the Underwriters”) or such other place as the parties hereto shall agree.

The Securities will be issued in the form of one fully registered global Note in the denomination of $380,821,000, which will be deposited with, or in accordance with the instructions of, The Depository Trust Company, New York, New York (“DTC”) and registered in the name of DTC’s nominee.  Except as provided in the Indenture, beneficial owners of the Securities will not have the right to have the Securities registered in their names, will not receive or be entitled to receive physical delivery of such Securities, and will not be considered the owners or holders thereof under the Indenture.

4.  Agreements.  (I) The Company and the Guarantor jointly and severally agree with each Underwriter that:

(a)    The Company will furnish to each Underwriter and to Counsel for the Underwriters, without charge, during the period referred to in paragraph (e) below, as many copies of each of the Preliminary Prospectus, any Issuer Free Writing Prospectus and any amendments and supplements thereto (to be delivered electronically) and the Final Prospectus, as it may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(b)    Prior to the termination of the offering of the Securities, the Company and the Guarantor will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company and the Guarantor have furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company or the Guarantor  of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company and the Guarantor will use their best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon s practicable.

(c)    To prepare a final term sheet, in the form of Schedule I hereto, containing solely a description of final terms of the Securities and the offering thereof, in a form approved by you and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(d)    If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(e)    If at any time prior to the earlier of (i) completion of the sale of the Securities by the Underwriters (as determined by the Representatives) or (ii) six months from the date hereof, any event occurs as a result of which the Final Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Prospectus (including any document incorporated by reference therein which was filed under the Exchange Act) to comply with the Exchange Act or the rules thereunder or other applicable law, including in connection with the use or delivery of the Final Prospectus, the Company and the Guarantor will promptly notify the Representatives of the same and, subject to the requirements of paragraph (b) of this Section 4, will prepare and provide to the Representatives pursuant to paragraph (a) of this Section 4 an amendment or supplement which will correct such statement or omission or effect such compliance and, if such an amendment or supplement is required to be filed under the Exchange Act and is to be incorporated by reference in the Final Prospectus, will file such amendment or supplement with the Commission.  The Representatives will promptly advise the Company, in writing, of the completion of the initial distribution of the Securities.

(f)    The Guarantor will, during the period when the Final Prospectus is required to be delivered under the Securities Act and during which the Guarantor is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, timely file all Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any other reports, statements, documents, registrations, filings or submissions required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(g)    The Guarantor will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Guarantor’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement.

(h)   The Company will cooperate with the Representatives and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(i)    The Company and the Guarantor agree that, unless they have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company and the Guarantor that, unless it has obtained the prior written consent of the Company and the Guarantor, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company and the Guarantor with the Commission or retained by the Company and the Guarantor under Rule 433, other than the information contained in the final term sheet prepared and filed pursuant to Section 4(I)(c) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto.  Any such free writing prospectus consented to by the Representatives or the Company and the Guarantor is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company and the Guarantor agree that (x) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(II)           Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally represents to and agrees with the Company and the Guarantor that it and each such affiliate:

(a)    in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date), has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time,

(i) to legal entities which are authorized or regulated to operate in thefinancial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii) to any legal entity which has two or more of (1) an average of at least 250 employees during its last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(iii) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Representatives for any such offer; or

(iv) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State;

(b)           has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the United Kingdom Financial Services and Markets Act 2000, or “FSMA”) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the Company; and has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

(c)           will not offer or sell any of the Securities directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, "Japanese person" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

(III)           Mitsubishi UFJ Securities International plc, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents to and agrees with the Company and the Guarantor that it and each such affiliate has not, directly or indirectly, offered and sold and will not, directly or indirectly, offer and sell any Securities in the United States.

5.  Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor contained herein at the date and time that this Agreement is executed and delivered by the parties hereto, at the Applicable Time, and at the Closing Date and to the accuracy of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their respective obligations hereunder and to the following additional conditions:

(a)           The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 4(I)(c) hereto, and any other material required to be filed by the Company or the Guarantor pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Company and the Guarantor shall have furnished to the Underwriters the opinion of the Senior Vice President - Law and Public Affairs of the Company and the Senior Vice President - Law and Public Affairs and Corporate Secretary of the Guarantor, dated the Closing Date, to the effect that:

(i)  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification except where the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise;

(ii)  The Guarantor has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus; and the Guarantor is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification except where the failure to so qualify or be in good standing would not have a material adverse effect on the Guarantor and its subsidiaries, considered as one enterprise;

(iii)  Each significant subsidiary as defined in Rule 405 of Regulation C of the Securities Act (each a “Significant Subsidiary”) of the Guarantor has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, has organizational power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus; and, to the best of such counsel’s knowledge, is duly qualified as a foreign corporation or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not have a material adverse effect on the Guarantor and its subsidiaries, considered as one enterprise; all of the issued and outstanding capital stock or membership interests, as the case may be, of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and, except for directors’ qualifying shares, if any, is owned, directly or indirectly, by the Guarantor free and clear of any mortgage, pledge, lien, encumbrance, claim or equity, except as would not reasonably be expected to have a material adverse effect on the Guarantor and its subsidiaries, considered as one enterprise;

(iv)  This Agreement and the Supplemental Indenture (of which the Guarantee is an integral part) have been duly authorized, executed and delivered by each of the Company and the Guarantor;

(v)  The Base Indenture been duly authorized, executed and delivered by the Company;

(vi)   Subject to subparagraphs (xii) and (xiii) below and to the opinion of Louis E. Gitomer, Esq. to be furnished to the Representatives pursuant to Section 5(d)(ii) hereof, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated herein, except for (i) a filing of any Preliminary Prospectus or the Final Prospectus under Rule 424(b) of the Securities Act and such as may be required under state securities laws; and (ii) filings or recordings of the Indenture with the Surface Transportation Board and the Office of the Registrar General of Canada (pursuant to Section 105 of the Canada Transportation Act), which filings or recordings shall have been made or duly presented for filing on or prior to the Closing Date;

(vii)  Subject to the opinion of Louis E. Gitomer, Esq. to be furnished to the Representatives pursuant to Section 5(d)(ii) hereof, the execution, delivery and performance of this Agreement and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company, the Guarantor or any Significant Subsidiary of the Company or the Guarantor or any of their properties or, to the best of such counsel’s knowledge, any agreement or instrument to which the Company, the Guarantor or any Significant Subsidiary of the Company or the Guarantor is a party or by which the Company, the Guarantor or any Significant Subsidiary of the Company or the Guarantor is bound or to which any of the properties of the Company, the Guarantor or any Significant Subsidiary of the Company or the Guarantor is subject, or the charter, bylaws or operating agreement, as the case may be, of the Company, the Guarantor or any Significant Subsidiary of the Company or the Guarantor;

(viii)  The Company has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement, and the Notes have been duly authorized, executed and delivered by the Company;

(ix)  The Guarantor has full power and authority to authorize and issue the Guarantee as contemplated by this Agreement, and the Guarantee has been duly authorized, executed and delivered by the Guarantor by the Guarantor’s authorization, execution and delivery of the Supplemental Indenture, of which the Guarantee is an integral part;

(x)  The Trustee will be entitled to the benefits of Section 1168 of the United States Bankruptcy Code with respect to the equipment forming part of the Indenture Estate (as defined in the Indenture);

(xi)  Each document filed pursuant to the Exchange Act and incorporated by reference in the Disclosure Package and the Final Prospectus complied when filed as to form in all material respects with the Exchange Act and the rules and regulations promulgated thereunder;

(xii)  An initial financing statement on National UCC Financing Statement (Form UCC-1) (the “Financing Statement”) identifying the Company as debtor and the Trustee as secured party, in form and substance satisfactory to the Representatives, to be filed in the Office of the State Corporation Commission of Virginia (the “Filing Office”)  is in proper form for filing pursuant to the Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Virginia (the “Virginia UCC”) among the records of the Filing Office. The filing of the Financing Statement among such records will be sufficient to perfect the security interest of the Trustee created by the Indenture to the extent that a security interest in such portion of the Indenture Estate (as defined in the Indenture) may be perfected by the filing of a financing statement under the Virginia UCC (the “Filing Collateral”);

(xiii)  Except for the filing described in opinion paragraph (xii) above, no filing with, notice to, or authorization of any court or governmental agency of the Commonwealth of Virginia, not already made or obtained, is required to be made or obtained by the Company with respect to the perfection of the security interest in the Filing Collateral contemplated by the Indenture; and

(xiv)  To such counsel’s knowledge, no state has attempted to assert jurisdiction over the issuance of securities by railroads operating in that state.

In addition, such counsel shall state that he or she has, or persons under his or her supervision have, participated in conferences with officers and other representatives of the Company and the Guarantor, representatives of Ernst & Young LLP, independent auditors for the Company and the Guarantor, the Representatives and Counsel for the Underwriters, at which the contents of the Registration Statement and any Preliminary Prospectus, the Disclosure Package or the Final Prospectus and any amendment thereof or supplement thereto and related matters were discussed, and, although such counsel has not undertaken to investigate or verify independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or any Preliminary Prospectus or the Final Prospectus or any amendment thereof or supplement thereto, no facts have come to the attention of such counsel that would lead such counsel to believe (A) that the Registration Statement (other than the historical, pro forma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein or omitted therefrom, and Form T-1, in each case as to which no opinion need be given), at the Applicable Time, contained any untrue statement of a material fact, or omitted to state a material fact necessary in order to make the statements therein not misleading or (B) that (i) the Disclosure Package, as of the Applicable Time, and (ii) the Final Prospectus, as amended or supplemented as of its date or as of the Closing Date (in each case, other than the historical, pro forma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein or omitted therefrom, in each case as to which no opinion need be given), includes or will include any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Except as otherwise set forth herein, all references in this Section 5(b) to the Final Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date.

(c)    The Company shall have furnished to the Underwriters the opinion of Cravath, Swaine & Moore LLP, counsel for the Company and the Guarantor, dated the Closing Date, to the effect that:

(i)  Assuming that the Indenture has been duly authorized, executed and delivered by the Company and the Guarantor, the Indenture has been duly qualified under the Trust Indenture Act of 1939 and constitutes a legal, valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and assuming that the Notes and the Guarantee have been duly authorized, when the Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, (A) the Notes conform in all material respects to the description thereof contained in the Disclosure Package, the Base Prospectus and the Final Prospectus and will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law) and (B) the Guarantee conforms in all material respects to the description thereof contained in the Disclosure Package, the Base Prospectus and the Final Prospectus and will constitute the legal, valid and binding obligation of the Guarantor entitled to the benefits of the Indenture and enforceable against the Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law);

(ii)  This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor;

(iii)  The Registration Statement initially became effective under the Securities Act on February 15, 2007; the Preliminary Prospectus was filed with the Commission pursuant to Rule 424(b)(3), the Final Prospectus was filed with the Commission pursuant to Rule 424(b)(5), and a term sheet was filed with the Commission pursuant to Rule 433. Thereupon, assuming prior payment by the Company or the Guarantor of the pay-as-you-go registration fee for the offering of Securities, upon the filing of the Base Prospectus and the Final Prospectus with the Commission, the offering of the Securities as contemplated by the Base Prospectus and the Final Prospectus became registered under the Securities Act; to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act;

(iv)  Neither the Company nor the Guarantor is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(v)  The statements made in the Disclosure Package, the Base Prospectus and the Final Prospectus under the captions “Description of Debt Securities” and “Description of Notes,” insofar as they purport to constitute summaries of the terms of the Securities and the Indenture, and under the caption “Certain Tax Considerations,” insofar as they purport to describe the material tax consequences of an investment in Notes, fairly summarize the matters therein described;

(vi)  If the Company becomes a debtor under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (as amended, the “Bankruptcy Code”), Section 1168 of the Bankruptcy Code will apply with respect to the locomotives subject to the security interests granted to the Trustee, as trustee for the holders of the Securities, created under the Indenture; and

(vii)  The provisions of the Indenture are sufficient to create in favor of the Trustee a security interest in all of the Company’s right, title and interest in such of the Indenture Estate (as defined in the Indenture) as constitutes “accounts”, “chattel paper”, “deposit accounts”, “documents”, “equipment”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property” and “letter-of-credit rights” within the meaning of the Uniform Commercial Code of the State of New York as in effect on the date hereof (the “New York UCC”) (such of the Indenture Estate (as defined in the Indenture) being hereinafter referred to as the “Specified UCC Collateral”), to the extent that the creation of security interests in the Specified UCC Collateral is governed by the New York UCC.

In addition, subject to such counsel’s customary qualifications about the scope of its obligations in connection with its participation in the preparation of documents, such counsel shall state that they have participated in conferences with officers and other representatives of the Company and the Guarantor, representatives of Ernst & Young LLP, independent auditors for the Company and the Guarantor, the Representatives and Counsel for the Underwriters at which the contents of the Registration Statement, Disclosure Package and the Final Prospectus and any amendment thereof or supplement thereto and related matters were discussed, and, although such counsel have not undertaken to investigate or verify independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, Disclosure Package and the Final Prospectus or any amendment thereof or supplement thereto (other than to the extent addressed in the first clause of paragraph (c)(i)(A), the first clause of paragraph (c)(i)(B), and paragraph (c)(v) in this Section 5), and did not participate in the preparation of the documents incorporated by reference in the Registration Statement or any Preliminary Prospectus and the Final Prospectus, (A) the Registration Statement, at the time it initially became effective, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations promulgated thereunder (except that such counsel need not express any view as to the financial statements and other information of a statistical, accounting or financial nature included in the Registration Statement or the Statement of Eligibility (Form T-1)); and (B) no facts have come to the attention of such counsel that would lead such counsel to believe (i) that the Registration Statement (other than the historical, pro forma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein or omitted therefrom, and Form T-1, in each case as to which no opinion need be given), at the Applicable Time, contained any untrue statement of a material fact, or omitted to state a material fact necessary in order to make the statements therein not misleading or (ii) that (x) the Disclosure Package, as of the Applicable Time, or (y) the Final Prospectus as amended or supplemented as of its date or as of the Closing Date (in each case, other than the historical, pro forma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein or omitted therefrom, in each case as to which no opinion need be given) includes or will include any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, Cravath, Swaine & Moore LLP may rely (A) as to matters governed by Virginia law upon the opinion of the Senior Vice President - Law and Public Affairs of the Company and the Senior Vice President - Law and Public Affairs and Corporate Secretary of the Guarantor and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.  Except as otherwise set forth herein, all references in this Section 5(c) to the Final Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date.

(d)    The Company shall have furnished to the Underwriters the opinions of Louis E. Gitomer, Esq., Surface Transportation Board regulatory counsel for the Company and the Guarantor, dated the Closing Date, relating (i) to Surface Transportation Board matters and (ii) to matters relating to the ICC Termination Act of 1995, in each case, in form and substance satisfactory to the Representatives.

(e)    The Company shall have furnished to the Underwriters the opinion of McCarthy Tétrault LLP, Canadian counsel for the Company and the Guarantor, dated the Closing Date, in form and substance satisfactory to the Representatives.

(f)    The Representatives shall have received from Counsel for the Underwriters such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package and the Final Prospectus (as amended or supplemented at the Closing Date) and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.  In rendering such opinion, Counsel for the Underwriters may rely as to all matters governed by Virginia law on the opinion of the Senior Vice President - Law and Public Affairs of the Company and the Senior Vice President - Law and Public Affairs and Corporate Secretary of the Guarantor, referred to above.

(g)   The Guarantor shall have furnished to the Representatives a certificate of the Guarantor, signed by the Chairman of the Board, President and Chief Executive Officer, any Vice President or the Assistant Vice President – Capital Markets and another person who is the principal financial or accounting officer of the Guarantor, or, in their absence, other proper officers of the Guarantor satisfactory to the Representatives, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Disclosure Package, the Final Prospectus, any amendment or supplement thereto and this Agreement and that, to the best of their knowledge after reasonable investigation:

(i)  the representations and warranties of the Company and the Guarantor in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and the Company and the Guarantor have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii)  since the date of the most recent financial statements incorporated by reference in the Disclosure Package and the Final Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company or the Guarantor and their respective subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto after the date hereof) or as described in such certificate.

(h)    The Company shall have furnished to the Underwriters the opinion of Nixon Peabody LLP, counsel for the Trustee, dated the Closing Date, in form and substance satisfactory to the Representatives.

(i)    At the Applicable Time and at the Closing Date, Ernst & Young LLP shall have furnished to the Representatives letters, dated respectively as of the Applicable Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, Preliminary Prospectus and Final Prospectus.

(j)    On or prior to the Closing Date, the Notes shall be rated at least A2 by Moody’s and A- by S&P, and the Company shall have delivered to the Representatives a letter dated as of the Closing Date, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Notes have such ratings.

(k)    Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letters referred to in paragraph (i) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries or the Guarantor and its subsidiaries, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereof or thereto after the date hereof).

(l)    Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Company’s or the Guarantor’s debt securities by Moody’s or S&P or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(m)    Prior to the Closing Date, the Company and the Guarantor shall furnish to the Representatives such conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and Counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder with respect to the Securities may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or telefax confirmed in writing.

The documents required to be delivered by this Section 5 will be delivered at the office of Counsel for the Underwriters, at 599 Lexington Avenue, New York, New York 10022, on the Closing Date.

6.  Reimbursement of Expenses.  If the sale of the Securities provided for herein is not consummated because of cancellation by the Representatives pursuant to Section 5 hereof, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company or the Guarantor to perform any material agreement herein or comply with any material provision hereof other than by reason of a default by any of the Underwriters in payment for the Securities on the Closing Date, the Company and the Guarantor will, jointly and severally, reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of Counsel for the Underwriters) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

7.  Indemnification and Contribution.  (a)  Each of the Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 4(I)(c) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided,however, that the Company and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company and the Guarantor by or on behalf of any Underwriters through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability the Company and the Guarantor may otherwise have.

(b)  Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, the Guarantor, their respective directors, their respective officers, and each person who controls the Company or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing to the Company and the Guarantor by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company, the Guarantor and each Underwriter acknowledge that the statements set forth in the fourth paragraph, sixth paragraph, twelfth paragraph, thirteenth paragraph and fourteenth paragraph of text under the heading “Underwriting” in any Preliminary Prospectus, and the fourth paragraph, sixth paragraph, thirteenth paragraph, fourteenth paragraph and fifteenth paragraph of text under the heading “Underwriting” in the Final Prospectus, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in any Preliminary Prospectus or the Final Prospectus (or in any amendment or supplement thereto).  The Company, the Guarantor and Mitsubishi UFJ Securities International plc acknowledge that the statements set forth in the eleventh paragraph of text under the heading “Underwriting” in the Final Prospectus constitute information furnished in writing on behalf of Mitsubishi UFJ Securities International plc for inclusion in the Final Prospectus (or in any amendment or supplement thereto).

(c)  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel); however, the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel only if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded upon advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.  An indemnifying party shall not be liable under this Section 7 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action)  unless such settlement, compromise, or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

(d)  If the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, each indemnifying party agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and the Guarantor on the one hand, and one or more of the Underwriters on the other, may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and by the Underwriters on the other, from the offering of the Securities.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying parties shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand, and of the Underwriters on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and the Guarantor shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total purchase discounts and commissions received by the Underwriters from the Company and the Guarantor in connection with the purchase of the Securities hereunder, in each case as set forth on the cover page of the Final Prospectus.  Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company and the Guarantor or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective purchase obligations and not joint.  For purposes of this Section 7, each person who controls an Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each officer and director of the Company and the Guarantor shall have the same rights to contribution as the Company or the Guarantor, as the case may be, subject in each case to the applicable terms and conditions of this paragraph (d).  Notwithstanding the provisions of this paragraph (d), in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Underwriter hereunder, in each case as set forth on the cover page of the Final Prospectus.

8.  Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that if the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities within 36 hours of such default, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company except as otherwise provided in Section 10.  In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or to any non-defaulting Underwriter for damages occasioned by its default hereunder.

9.  Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the applicable Securities, if prior to such time (i) there shall have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or the Guarantor or their respective subsidiaries which, in the judgment of the Representatives, materially impairs the investment quality of the Securities, (ii) any downgrading in the rating of any debt securities of the Company or the Guarantor by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or the Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), (iii) trading in any of the Company’s or the Guarantor’s securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or minimum prices shall have been established on such exchange, (iv) a banking moratorium shall have been declared either by federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereof or thereto after the date hereof).

10.  Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or the Guarantor or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company, the Guarantor or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

11.  Fees, Expenses.  The Company and the Guarantor, jointly and severally, covenant and agree with the Representatives that the Company or the Guarantor will pay or cause to be paid the following:  (i) the fees, disbursements and expenses of the Company’s and the Guarantor’s counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation and printing of the Final Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters; (ii) the cost of printing or other production of all documents relating to the offering, purchase, sale and delivery of the Securities as provided in Section 4(I)(a); (iii) any fees charged by securities rating services for rating the Securities; (iv) the cost of preparing the Securities; (v) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vi) any fees charged by DTC; (vii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws, including the fees and disbursements of Counsel for the Underwriters in connection with such qualification and in connection with Blue Sky and Legal Investment Survey; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 11.  It is understood, however, that except as provided in Sections 6 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees, disbursements and expenses of their counsel and any marketing expenses connected with any offers they may make.

12.   Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed and confirmed to them, care of (i) Morgan Stanley & Co. Incorporated, 1585 Broadway, 29th Floor, New York, N.Y. 10036 Attention: Investment Banking Division Phone: (212) 761-6691 Fascimile: (212) 507-8999 and (ii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, N.Y. 10013, attention: General Counsel, fax: (212) 816-7912; or, if sent to the Company or the Guarantor, will be mailed, delivered or telefaxed and confirmed to CSX Corporation, 500 Water Street, 2nd Floor, Jacksonville, Florida 32202, attention:  David H. Baggs, Assistant Vice President – Capital Markets, telefax number (904) 366-5176.

13.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

14.  Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York.

15.  No Fiduciary Duty.  Each of the Company and the Guarantor hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Guarantor and (c) the Company’s and the Guarantor’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, each of the Company and the Guarantor agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Guarantor on related or other matters).  Each of the Company and the Guarantor agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Guarantor, in connection with such transaction or the process leading thereto.

16.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

17.  Headings.  The section headings are for convenience only and shall not affect the construction hereof.

18.  Definitions.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Applicable Time” shall mean 4:12 PM (Eastern Time) on December 10, 2007, or such other time as agreed by the Company and the Representatives.

“Base Prospectus” shall mean the base prospectus referred to in Section 1(a) above contained in the Registration Statement at the Applicable  Time.

“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

“Disclosure Package” shall mean (i) the Preliminary Prospectus most recently distributed generally to investors prior to the Applicable  Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iii) the final term sheet prepared and filed pursuant to Section 4(I)(c) hereto, identified in Schedule I hereto, if any, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective, and each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Securities Act.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Moody’s” shall mean Moody’s Investors Service Inc.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, as amended by Post-Effective Amendment No. 1 thereto, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, and “Rule 433” refer to such rules under the Securities Act.

“S&P” shall mean Standard & Poor’s Ratings Group.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company, the Guarantor and the Underwriters.

                                                            Very truly yours,

CSX TRANSPORTATION, INC

By:	/s/ Carolyn T. Sizemore
Name: Carolyn T. Sizemore
Title: Vice President and Controller

CSX CORPORATION

By:	/s/ David A. Boor
Name: David A. Boor
Title: Vice President – Tax and Treasurer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian Bednarski
Name: Brian Bednarski
Title: Director

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Vice President

For themselves and the other Underwriters named in
Schedule II to the foregoing Agreement

SCHEDULE I

Sch.I-1

PRICING TERM SHEET

6.251% Secured Equipment Notes due 2023

Issuer:	CSX Transportation, Inc.
Guarantor:	CSX Corporation
Security:	6.251% Secured Equipment Notes due 2023
Size:	$380,821,000
Coupon:	6.251%
Interest Payment Dates:	January 15 and July 15, commencing July 15, 2008
Principal Payment Dates:	Principal payments on the Notes will be made in scheduled amounts on selected payment dates, commencing July 15, 2008 and continuing until January 15, 2023, the final maturity date of the Notes.
Price to Public:	100.000%
Benchmark Treasury:	UST 4.25% due November 15, 2017
Benchmark Treasury Yield:	4.151%
Spread to Benchmark Treasury:	+210 bp
Yield:	6.251%
Maturity:	January 15, 2023
Average Life:	10.3 years
Discount Rate for Calculation of Redemption Premium:	Treasury Rate + 35 bp
Trade Date:	December 10, 2007
Expected Settlement Date:	December 13, 2007
CUSIP:	126410 LM9
Anticipated Ratings:	A2 (Stable) by Moody’s Investors Service, Inc. A- (Stable) by Standard & Poor’s Ratings Services
Joint Book-Running Managers:	Citigroup Global Markets Inc. Morgan Stanley & Co. Incorporated
Senior Co-Managers:	Barclays Capital Inc. Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc. J.P. Morgan Securities Inc. UBS Securities LLC
Co-Managers	Mitsubishi UFJ Securities International plc Mizuho Securities USA Inc. Scotia Capital (USA) Inc.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

Sch.I-2

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at 1-877-858-5407 or Morgan Stanley & Co. Incorporated toll free at 1-866-718-1649.

Sch.I-3

SCHEDULE II

$380,821,000 6.251% Secured Equipment Notes due 2023

Underwriters	Principal Amount of Securities to be Purchased
Citigroup Global Markets Inc.	$156,136,000
Morgan Stanley & Co. Incorporated	156,136,000
Barclays Capital Inc.	11,425,000
Credit Suisse Securities (USA) LLC	11,425,000
Deutsche Bank Securities Inc.	11,425,000
J.P. Morgan Securities Inc.	11,425,000
UBS Securities LLC	11,425,000
Mitsubishi UFJ Securities International plc	3,808,000
Mizuho Securities USA Inc.	3,808,000
Scotia Capital (USA) Inc.	3,808,000
Total	$380,821,000

Sch. II-1

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

Term Sheet

Sch. III-1